FOR IMMEDIATE RELEASE

ZST Digital Networks, Inc. to Present at RedChip China Equities Conference

ZHENGZHOU, CHINA, December 7, 2009 – ZST Digital Networks, Inc. (“ZST” or the “Company”) (NASDAQ: ZSTN), a major developer, manufacturer and supplier of digital and optical network equipment to cable system operators in China, today announced that it is scheduled to present at the RedChip China Equities Conference on December 8, 2009, at 4 p.m., Beijing Time, at the Pudong Shangri-La Hotel in Shanghai, People’s Republic of China.  For related presentation material, please visit the Company’s website at www.shenyangkeji.com.

Place: Pudong Shangri-La Hotel, Shanghai, People’s Republic of China
Date:  December 8, 2009
Time:  4:00 p.m., Beijing Time
Presenter: Mr. John Chen, Chief Financial Officer

About ZST Digital Networks, Inc.

ZST Digital Networks, Inc. (Nasdaq: ZSTN) is a China-based company, principally engaged in supplying digital and optical network equipment and providing installation services to cable system operators in China.  The Company has developed a line of IPTV devices that are used to provide bundled cable television, Internet and telephone services to residential and commercial customers.  The Company has assisted in the installation and construction of over 400 local cable networks in more than 90 municipal districts, counties, townships, and enterprises.  For more information about ZST Digital Networks, Inc., please visit http://www.shenyangkeji.com.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including our ability to maintain and increase revenues and sales of our products; our ability to develop and market new products; our strategic investments and acquisitions; compliances and changes in the laws of the People’s Republic of China (the “PRC”) that affect our operations; our ability to obtain all necessary government certifications and/or licenses to conduct our business; vulnerability of our business to general economic downturn, especially in the PRC; adverse capital and credit market conditions and our ability to meet liquidity needs; our agreement with Xing Yang Security, which may not result in the expected benefits since the agreement is subject to terms and conditions; and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

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For more information, please contact:

Investor Relations:

ZST Digital Networks, Inc.
John Chen, Chief Financial Officer
Email: jchen@shenyangkeji.com

Investor Relations (US):
Taylor Rafferty, LLC
Mahmoud Siddig
Tel:   +1-212-889-4350
Email: zstdigital@taylor-rafferty.com
Web:   http://www.taylor-rafferty.com

Investor Relations (HK):
Taylor Rafferty, LLC
Lisa Zheng
Tel:   +852-3196-3712
Email: zstdigital@taylor-rafferty.com
Web:   http://www.taylor-rafferty.com

Investor Relations (US):
BPC Financial Marketing
John Baldissera
Tel: +1-800-368-1217

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